UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

                 Date of report (Date of earliest event reported): December 5, 2007 (November 29, 2007)

Centennial Communications Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19603	06-1242753
(Commission File Number)	(IRS Employer Identification No.)

3349 Route 138

Wall, New Jersey 07719

(Address of principal executive offices, including zip code)

(732) 556-2200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

(d)

On November 29, 2007, the Board of Directors of Centennial increased the number of directors constituting the full Board of Directors from 10 to 11, and appointed Michael R. Coltrane as a new director. A copy of Centennial’s press release with respect to the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the foregoing, the First Amended and Restated Stockholders Agreement of the Company was amended by the parties thereto to provide for such increase in the size of the Board. A copy of such amendment is attached hereto as Exhibit 4.1.

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year

Effective November 29, 2007, the Board of Directors of Centennial amended Centennial’s By-Laws to increase the maximum number of directors from 10 to 11. The By-Laws of Centennial, as amended, are attached hereto as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
3.2	Amended and Restated By-Laws of Centennial Communications Corp., as amended.
4.1	Amendment No. 5 to First Amended and Restated Stockholders Agreement, dated as of November 29, 2007.
99.1	Press Release of Centennial Communications Corp. dated December 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL COMMUNICATIONS CORP.
Date: December 5, 2007	By: /s/ Tony L. Wolk Tony L. Wolk Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Centennial Communications Corp., as amended.
4.1	Amendment No. 5 to First Amended and Restated Stockholders Agreement, dated as of November 29, 2007.
99.1	Press Release of Centennial Communications Corp. dated December 3, 2007.